Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Dave & Buster’s, Inc.*

(Exact name of obligor as specified in its charter)

Missouri	43-1532756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2481 Mañana Drive Dallas, Texas	75220
(Address of principal executive offices)	(Zip code)

11% Senior Notes due 2018

(Title of the indenture securities)

The following subsidiaries of Dave & Buster’s, Inc. are guarantors of $200,000,000 aggregate principal amount of 11% Senior Notes due 2018 and are additional registrants:

TABLE OF ADDITIONAL REGISTRANTS*
Name	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classifications Code Number	I.R.S. Employer Identification Number
D&B Leasing, Inc.	Texas	5812	75-2955199
D&B Marketing Company, LLC		5812
D&B Realty Holding, Inc.	Missouri	5812	43-1532957
DANB Texas, Inc.	Texas	5812	75-2617801
Dave & Buster’s I, L.P.	Texas	5812	75-2680048
Dave & Buster’s Management Corporation, Inc.	Delaware	5812	20-1574573
Dave & Buster’s of California, Inc.	California	5812	33-0733010
Dave & Buster’s of Colorado, Inc.	Colorado	5812	84-1420593
Dave & Buster’s of Florida, Inc.	Florida	5812	58-2223494
Dave & Buster’s of Georgia, Inc.	Georgia	5812	58-1979705
Dave & Buster’s of Hawaii, Inc.	Hawaii	5812	75-2915058
Dave & Buster’s of Indiana, Inc.
Dave & Buster’s of Illinois, Inc.	Illinois	5812	43-1693115
Dave & Buster’s of Kansas, Inc.	Kansas	5812	20-2089073
Dave & Buster’s of Maryland, Inc.	Maryland	5812	52-1962723
Dave & Buster’s of Nebraska, Inc.	Nebraska	5812	20-2089036
Dave & Buster’s of New York, Inc.	New York	5812	13-3959054
Dave & Buster’s of Oklahoma, Inc.	Oklahoma	5812
Dave & Buster’s of Oregon, Inc.	Oregon	5812
Dave & Buster’s of Pennsylvania, Inc.	Pennsylvania	5812	36-3919848
Dave & Buster’s of Pittsburgh, Inc.	Pennsylvania	5812	74-2932642
Dave & Buster’s of Virginia, Inc.	Virginia	5812
Dave & Buster’s of Washington, Inc.	Washington	5812
Dave & Buster’s of Wisconsin, Inc.	Wisconsin	5812
Sugarloaf Gwinnett Entertainment Company, L.P.	Delaware	5812
Tango Acquisition, Inc.	Delaware	5812	20-1220294
Tango License Corporation	Delaware	5812	20-1657537
Tango of Arizona, Inc.	Delaware	5812	20-1209982
Tango of Arundel, Inc.	Delaware	5812	20-1574690
Tango of Farmingdale, Inc.	Delaware	5812	20-1574594
Tango of Franklin, Inc.	Delaware	5812	20-1574645
Tango of Houston, Inc.	Delaware	5812	20-1574628
Tango of Minnesota, Inc.	Delaware	5812	20-1210011
Tango of North Carolina, Inc.	Delaware	5812	20-1209953
Tango of Sugarloaf, Inc.	Delaware	5812	20-1657553
Tango of Tennessee, Inc.	Delaware	5812	20-1209923
Tango of Westbury, Inc.	Delaware	5812	20-1574610

*	The address, including zip code, and telephone number, including area code, of each of the above registrants’ principal executive offices are the same as those of Dave & Buster’s, Inc.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

3

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 28th day of July, 2010.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/S/ Raymond Delli Colli
Raymond Delli Colli
Vice President

EXHIBIT 6

July 28, 2010

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/S/ Raymond Delli Colli
Raymond Delli Colli
Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2010, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,410
Interest-bearing balances		44,873
Securities:
Held-to-maturity securities		0
Available-for-sale securities		140,265
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,091
Securities purchased under agreements to resell		3,199
Loans and lease financing receivables:
Loans and leases held for sale		25,990
Loans and leases, net of unearned income	706,137
LESS: Allowance for loan and lease losses	21,371
Loans and leases, net of unearned income and allowance		684,766
Trading Assets		29,567
Premises and fixed assets (including capitalized leases)		8,244
Other real estate owned		3,758
Investments in unconsolidated subsidiaries and associated companies		536
Direct and indirect investments in real estate ventures		121
Intangible assets
Goodwill		21,238
Other intangible assets		28,750
Other assets		57,082

Total assets		$1,065,890

LIABILITIES
Deposits:
In domestic offices		$718,242
Noninterest-bearing	150,608
Interest-bearing	567,634
In foreign offices, Edge and Agreement subsidiaries, and IBFs		85,329
Noninterest-bearing	1,397
Interest-bearing	83,932
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		5,562
Securities sold under agreements to repurchase		14,003

Dollar Amounts In Millions
Trading liabilities	10,396
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	55,783
Subordinated notes and debentures	21,583
Other liabilities	28,269

Total liabilities	$939,167

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	98,967
Retained earnings	21,137
Accumulated other comprehensive income	4,440
Other equity capital components	0

Total bank equity capital	125,064
Noncontrolling (minority) interests in consolidated subsidiaries	1,659

Total equity capital	126,723

Total liabilities, and equity capital	$1,065,890

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin